SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            Form 8-K


                         Current Report

               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported) May 31, 1996



                    Republic Bancorp, Inc.
      (Exact name of registrant as specified in its charter)




       Kentucky            33-77324               61-0862051
    (State or other
    jurisdiction of       (Commission            (I.R.S. Employer
    incorporation)        File Number)           Identification No.)



     601 West Market Street, Louisville, Kentucky       40202
     (Address of principal executive offices)         (Zip code)




Registrant's telephone number, including area code (502) 584-3600





       (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

      Deloitte & Touche LLP have been the principal accountants for Republic Bancorp, Inc. since 1983. On May 31, 1996, Deloitte
& Touche LLP was dismissed as the principal accountants and Crowe Chizek and Company LLP were engaged as the principal accountants. The decision to change accountants was approved by the audit committee and the executive committee of the Board of Directors of Republic Bancorp, Inc.

       The audit reports of Deloitte & Touche LLP on the consolidated financial statements of Republic Bancorp, Inc. as of and for the years ended December 31, 1995 and 1994, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      In connection with the audits of the two fiscal years ended
December 31, 1994 and 1995, and the subsequent interim period through May 31, 1996, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosures, auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to the subject matter of any disagreements in connection with their reports on the financial statements of Republic Bancorp, Inc. A letter from Deloitte & Touche LLP accompanies this filing as Exhibit 16.

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     Republic Bancorp, Inc.
     (Registrant)



                                    Principal Executive Officer:


Date: 6/4/96                        /s/ Bernard M. Trager
                                        Bernard M. Trager
                                        Chairman and Chief Executive Officer


                                        Principal Financial Officer:


Date:6/4/96                         /s/ E. William Petter, Jr.
                                        E. William Petter, Jr.
                                        Executive Vice President,
                                        Chief Financial Officer

EXHIBIT INDEX
Exhibit   Description
16        Letter regarding
          change in
          certifying accountant